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                                                                       EXHIBIT 5

                     [GIBSON, DUNN CRUTCHER LLP LETTERHEAD]

                                  March 9, 1998


(714) 451-3800                                                    C 75293-00032



RemedyTemp, Inc.
32122 Camino Capistrano
San Juan Capistrano, CA  92675

        Re:    Registration Statement on Form S-8
               for Amended and Restated 1996 Stock Incentive Plan

Ladies and Gentlemen:

        We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof, to register under the Securities Act of 1933, as amended (the "Act"), an additional 325,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), available to be issued pursuant to awards granted under the Company's Amended and Restated 1996 Stock Incentive Plan (the "Plan").

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined originals and copies, certified or otherwise, identified to our satisfaction, of the Plan, the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the records of corporate proceedings and other actions taken by the Company in connection with the Plan and the Common Stock issuable thereunder, and such other documents, corporate records and other instruments as we have deemed necessary or appropriate. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Act, it is our opinion that the Common Stock, when issued and paid for in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.


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RemedyTemp, Inc.
March 9, 1998
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations thereunder.

                                            Very truly yours,


                                            /s/ Gibson, Dunn & Crutcher
                                            ------------------------------------
                                            GIBSON, DUNN & CRUTCHER LLP

WLS/CNL/MJB